                                             ADMINISTRATION AGREEMENT

                                                  BY AND BETWEEN

                                              OPPENHEIMERFUNDS, INC.

                                                        AND

                                            OPPENHEIMER TREMONT MARKET
                                                 NEUTRAL FUND, LLC

                  AGREEMENT,  made as of the __th day of November, 2001, by and between  OPPENHEIMERFUNDS,  INC., a
Colorado  corporation  ("OFI"),  and  OPPENHEIMER  TREMONT MARKET NEUTRAL FUND, LLC, a Delaware  limited  liability company (the "Fund").

                                                      RECITAL

                  WHEREAS,  OFI  and its  affiliates  are in the  business  of  providing  services  to  registered investment companies; and

                  WHEREAS,  the Fund wishes to retain OFI to provide  various  services  relating to the operations of the Fund pursuant to this Agreement and OFI wishes to provide such services;

                  NOW THEREFORE,  in consideration of the terms and conditions herein contained,  the parties agree as follows:

                  1.       Appointment of OFI.

                           (a)      The Fund hereby  retains  OFI to provide  and OFI hereby  agrees to provide the following services to the Fund:

                           (i)      the provision of office space, telephone and utilities;

                           (ii)     the provision of administrative  and secretarial,  clerical and other personnel as may  reasonably  be required by the Fund in connection  with its  operations and the services required to be provided by OFI under this Agreement;

                           (iii)    the  general  supervision  of the  entities  which are  retained by the Fund to provide  accounting  services,  investor  services and custody  services to the
                                    Fund;

                           (iv)     the handling of inquiries  from members of the Fund  ("Members")  regarding the
                                    Fund,  including but not limited to questions  concerning their  investments in the Fund and capital account balances;

                           (v)      monitoring   relations  and   communications   between   members  of  the  Fund
                                    ("Members") and the Fund;

                           (vi)     assisting in the drafting  and updating of the Fund's  registration  statement, including its prospectus and statement of additional information;

                           (vii)    assisting in the maintenance of Member information,  such as changes of address and employment;

                           (viii)   assisting in the review of investor  applications  for purposes of  determining the eligibility of investors to purchase interests in the Fund ("Interests");

                           (ix)     reviewing,  approving and assisting in the  preparation  of regulatory  filings with the  Securities  and  Exchange  Commission  (the  "Commission")  and state securities regulators and other Federal and state regulatory authorities;

                           (x)      preparing  reports  to  and  other  informational  materials  for  Members  and
                                    assisting   in  the   preparation   of  proxy   statements   and  other  Member
                                    communications;

                           (xi)     monitoring   the  Fund's   compliance   with   Federal  and  state   regulatory
                                    requirements (other than those relating to investment compliance);

                           (xii)    reviewing  accounting records and financial reports of the Fund, assisting with the  preparation  of the  financial  reports  of the Fund and acting as liaison with the Fund's administrator, legal counsel and independent auditors;

                           (xiii)   assisting in the preparation and filing of Fund tax returns;

                           (xiv)    coordinating and organizing  meetings of the Board of Managers of the Fund (the
                                    "Board")  and  meetings  of  Members as may be called by the Board from time to time;

                           (xv)     preparing  materials  and reports for use in  connection  with  meetings of the
                                    Board;

                           (xvi)    maintaining  and  preserving  those books and records of the Fund not otherwise required to be maintained  by OFI, any  investment  subadvisers  of the Fund or the Fund's administrator or custodian;

                           (xvii)   reviewing and arranging for payment of the expenses of the Fund; and

                           (xviii)  assisting the Fund in conducting periodic repurchases of Interests.

                           (b)      OFI is  authorized  to  utilize  the  services  of  its  affiliates  and  their respective  officers  and  employees in  providing  any of the  services  required to be provided by OFI under this
Agreement.

                  2.       OFI Fee; Reimbursement of Expenses.

                           (a)      In  consideration  for  the  provision  by  OFI  of  its  services  under  this
Agreement,  the Fund will pay OFI a monthly  fee  computed at the annual  rate of 0.25% of the  aggregate  value of outstanding  Interests  determined as of the last day of each calendar month (the "OFI Fee"), before repurchases of
Interests or incentive allocations. The OFI Fee shall be paid promptly after the end of each month.

                           (b)      OFI is  responsible  for bearing  all costs and  expenses  associated  with the provision of its  services  hereunder.  The Fund shall pay all other  expenses  associated  with the conduct of its business.

                  3.       Liability of OFI.OFI  shall  not be  liable  for any loss  sustained  by  reason of good faith errors or omissions of OFI or any  affiliate of OFI, or their  respective  directors,  officers or employees, in connection with any matters to which this Agreement relates;  provided,  however, that nothing in this Agreement shall be deemed to protect OFI from willful  misfeasance,  bad faith or gross  negligence in the performance of its duties, or reckless disregard of its obligations and duties under this Agreement.

                  4.       Liability of Managers and Members.  OFI  understands  and agrees that the obligations of the Fund under this  Agreement are not binding upon any Member or person  serving on the Board  ("Manager")  of the
Fund  personally,  but bind  only the Fund and the  Fund's  property;  OFI  represents  that it has  notice  of the provisions of the Limited  Liability  Company  Agreement of the Fund disclaiming  Member and Manager  liability for acts and obligations of the Fund.

                  5.       Duration.  This  Agreement  will take effect on the date first set forth  above.  Unless earlier  terminated  pursuant to paragraph 6 hereof,  this Agreement shall remain in effect for a period of two (2)
years from such date and  thereafter  from year to year,  so long as such  continuance  shall be  approved at least annually by the Board,  including  the vote of the majority of the  Managers who are not parties to this  Agreement or "interested  persons," as defined by the  Investment  Company Act of 1940, as amended (the  "Investment  Company
Act") and the rules  thereunder,  of any such party,  cast in person at a meeting  called for the purpose of voting on such approval,  or by the holders of a "majority of the outstanding  voting  securities of the Fund" (as defined by the  Investment  Company  Act),  subject in such case to the  approval by a vote of the majority of the Managers who are not parties to this  Agreement or "interested  persons" (as defined in the  Investment  Company Act and the rules  thereunder)  of any such  party,  cast in person  at a  meeting  called  for the  purpose  of voting on such approval.

                  6.       Assignment  or  Amendment.  Any  amendment  to this  Agreement  shall be in writing  and shall be subject to the  approval  of the Board,  including  the vote of a  majority  of the  Managers  who are not
"interested  persons," as defined by the Investment  Company Act and the rules  thereunder.  This  Agreement  shall automatically  and immediately  terminate in the event of its  "assignment,"  as defined in the Investment  Company
Act and the rules thereunder.

                  7.       Termination.  This  Agreement may be terminated  (i) by OFI at any time without  penalty upon sixty days' written  notice to the Fund (which  notice may be waived by the Fund);  or (ii) by the Fund at any time without penalty upon sixty days' written notice to OFI (which notice may be waived by OFI).

                  8.       Choice of Law.   This  Agreement  shall be governed by the laws of the State of New York applicable  to agreements  made and to be performed  entirely  within the State of New York (without  regard to any conflicts of law principles  thereof).  Any question of  interpretation  of any term or provision of this Agreement having a  counterpart  in or otherwise  derived from a term or  provision  of the  Investment  Company Act shall be resolved by reference to such term or provision of the Investment  Company Act and to interpretations  thereof,  if any, by the United  States  courts or, in the  absence of any  controlling  decision  of any such court,  by rules, regulations  or orders of the Commission  issued  pursuant to the  Investment  Company Act. In addition,  where the effect of a requirement  of the  Investment  Company Act reflected in any provision of this Agreement is revised by rule,  regulation or order of the  Commission,  such provision  shall be deemed to  incorporate  the effect of such rule, regulation or order.

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                  IN WITNESS  WHEREOF,  the parties have executed this Agreement as of the day and year first above written.

                                                     OPPENHEIMERFUNDS, INC.

                                                     By:
                                                         ---------------------------------------------------------
                                                          Name:
                                                          Title:

                                                     OPPENHEIMER TREMONT MARKET
NEUTRAL FUND, LLC

                                                     By:
                                                         ---------------------------------------------------------
                                                          Name:
                                                          Title: